UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2005

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
Item 5.02	DEPARTURE OF DIRECTOR AND PRINCIPAL OFFICER

On December 20, 2005, PacifiCorp’s President and Chief Executive Officer, Judith A. Johansen, signed an amendment to her existing employment agreement with PacifiCorp and Scottish Power plc (“ScottishPower”), PacifiCorp’s ultimate parent company. The amendment:

•

states that Ms. Johansen will terminate her employment with PacifiCorp and resign as an officer and director of PacifiCorp and all affiliates, including ScottishPower, effective immediately following the closing of the sale of PacifiCorp to MidAmerican Energy Holdings Company;

•	restates her waiver of participation in the PacifiCorp Executive Severance Plan;
•

provides for the cash retention award associated with PacifiCorp’s sale to MidAmerican previously approved by ScottishPower’s Remuneration Committee, as described in PacifiCorp’s Annual Report on Form 10-K for the year ended March 31, 2005;

•

modifies her Annual Incentive Plan (“AIP”) terms consistent with recent changes to the AIP terms of other PacifiCorp named executive officers, as disclosed in PacifiCorp’s Current Report on Form 8-K dated August 29, 2005;

•	clarifies the respective obligations of PacifiCorp and ScottishPower to her after the termination of her employment;
•

provides that upon termination and assuming compliance by her with the terms of the Employment Agreement, she will receive severance benefits equal to 12 months of salary, bonus and vehicle allowance, plus enhanced change in control benefits under the PacifiCorp Supplemental Executive Retirement Plan;

•

provides for a gross-up payment by PacifiCorp to Ms. Johansen to cover any excise tax payable in connection with separation payments, as well as certain health insurance and other benefits following her employment termination; and

•	adds certain customary obligations relating to non-disparagement and conflicts of interest.

The amendment is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
10. Amendment No. 1 to Employment Agreement among PacifiCorp, Scottish Power plc and Judi Johansen, dated as of December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant) By: /s/ Andrew P. Haller Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date: December 23, 2005